Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 26, 2011, among Universal American Corp., a New York corporation (“Parent”), UAC Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“UAC Holding” and, together with Parent, the “Sellers”), the investors named on the signature pages hereto (individually, a “Buyer” and collectively, the “Buyers”) and Jefferies & Company, Inc., as closing agent (the “Closing Agent”).

WHEREAS:

On December 30, 2010, Parent entered into a definitive agreement to sell its Medicare Part D business to CVS Caremark Corporation for $1.25 billion in cash subject to adjustment including excess capital relating to the Medicare Part D Business (the “CVS Transaction”).  As contemplated by the Separation Agreement, dated as of December 30, 2010, by and among Parent, Universal American Spin Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Company”), and CVS Caremark Corporation (the “Separation Agreement”) entered into in connection with the CVS Transaction, Parent, as the sole stockholder of the Company on the date hereof, has approved the issuance and sale by the Company of 1,600,000 shares of 8.5% Series A Mandatorily Redeemable Preferred Stock, liquidation preference $25.00 per share, (“Series A Preferred Stock”) to Universal American Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Newco Sub”) pursuant to a purchase agreement to be entered into between the Company and Newco Sub (the “Initial Purchase Agreement”) such issuance and sale to be effective prior to the transactions described herein.

Pursuant to a purchase and sale agreement to be entered into by and among Newco Sub and the Sellers, Newco Sub will sell to the Sellers the Series A Preferred Stock, such sale to be effective prior to the transactions described herein.

The Sellers desire to sell such shares of Series A Preferred Stock to the Buyers.

The Sellers have prepared a confidential information memorandum, dated April 5, 2011 and a final confidential information memorandum, dated April 18, 2011 (together, the “Confidential Information Memorandum”), relating to the offer and sale of such shares of Series A Preferred Stock to the Buyers (the “Offering”).

Each Buyer wishes to purchase, and the Sellers, collectively, wish to sell to each such Buyer, upon the terms and subject to the conditions set forth in this Agreement, the numbers of shares of Series A Preferred Stock set forth below such Buyer’s signature on the signature pages hereto.

The Sellers and the Buyers intend to make such offer and sale in reliance upon one or more exemptions from registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

In connection with the transactions contemplated by the Initial Purchase Agreement, the Company and Newco Sub will execute and deliver a Registration Rights Agreement, dated as of the Closing Date and in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

Pursuant to Section 9(d) of the Registration Rights Agreement, the Buyers will be third party beneficiaries of the agreements made between the Company and Newco Sub therein.

NOW, THEREFORE, the Sellers and each Buyer hereby agree as follows:

1.                                       PURCHASE AND SALE OF THE SHARES.

(a)           Purchase and Sale of the Series A Preferred Stock.

(i)            In reliance upon the Buyers’ representations and warranties and agreements contained in Section 2 and Section 8(o) hereof and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing of the Offering (the “Closing”), the Sellers, collectively, shall sell to each Buyer the number of shares of Series A Preferred Stock set forth below such Buyer’s signature on the signature pages hereto. The allocation of shares of Series A Preferred Stock to be sold by each Seller to any particular Buyer shall be as determined by the Sellers.

(ii)           In reliance upon the representations and warranties of the Sellers contained in Section 3 hereof, and subject to the terms and conditions set forth herein, each Buyer severally, but not jointly, shall purchase the shares of Series A Preferred Stock to be purchased by such Buyer from the Sellers as set forth below such Buyer’s signature on the signature pages hereto.

(iii)          Closing.  The Closing shall occur on the closing date of the Parent’s merger (the “Merger”) with Ulysses Merger Sub, L.L.C., a New York limited liability company (“Ulysses”), pursuant to that certain Agreement and Plan or Merger, dated as of December 30, 2010, by and among CVS Caremark Corporation, a Delaware corporation, Ulysses and the Parent (the “Merger Agreement”) in connection with the CVS Transaction, but prior to the consummation of the Merger (the “Closing Date”) at the New York, New York offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, or such other location as the Sellers and the Buyers shall mutually agree.

(iv)          Purchase Price.  The purchase price for the Series A Preferred Stock to be purchased by the Buyers at the Closing (the “Purchase Price”) shall be $25.00 per share, and the aggregate Purchase Price for all shares of Series A Preferred Stock being purchased by any specific Buyer shall be the product obtained by multiplying the Purchase Price by the total number of shares being purchased by such Buyer, which aggregate purchase price for such Buyer being as set forth below such Buyer’s signature on the signature pages hereto (the “Buyer’s Purchase Price”).

(b)           Closing Mechanics.

(i)            At least two (2) business days prior to the Closing, each Buyer shall deliver to JPMorgan Chase Bank, N.A (the “Escrow Agent”), by wire transfer in immediately available U.S. funds, an amount in cash equal to such Buyer’s Purchase Price, to be held and released pursuant to the terms of an escrow agreement in the form attached as Exhibit B (the “Escrow Agreement”) to be entered into on the date hereof among the Sellers, the Escrow Agent and the Closing Agent (as defined below); and

(ii)           At the Closing, in accordance with the Escrow Agreement, the Escrow Agent shall deliver to the Sellers the aggregate Purchase Price of all Buyers by wire transfer of immediately available U.S. funds to a bank account designated in writing by the Sellers to the Escrow Agent, which funds will be allocated and delivered to the Sellers in consideration of the Series A Preferred Stock being purchased by the Buyers as determined by the Sellers and designated to the Escrow Agent in writing; and

(iii)          The Sellers shall deliver evidence satisfactory to the Closing Agent that the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, in the form attached hereto as Exhibit C (the “Certificate of Designation”), has been filed with the Secretary of State of Delaware and has become effective on or prior to the Closing; and

(iv)          The shares of Series A Preferred Stock will not be delivered in certificated form, but will be held in book-entry form through the direct registration system at American Stock Transfer & Trust Company, LLC (the “Transfer Agent”). As soon as practicable following the Closing Date, the Sellers shall cause the Transfer Agent to deliver to the Buyers evidence of the Series A Preferred Stock held at the Transfer Agent’s facilities in customary form.

2.                                       BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, with respect to only itself, that:

(a)           Organization and Good Standing.  If such Buyer is an entity, such Buyer is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Such Buyer (if such Buyer is an entity) has the requisite power and authority to enter into and perform and such Buyer (if such Buyer is a natural person) has the capacity to enter into and perform its obligations under this Agreement and to purchase the Series A Preferred Stock being sold to it hereunder.  If such Buyer is an entity, the execution, delivery and performance of this Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer, as the case may be, is required. This Agreement has been duly executed and delivered by such Buyer and constitutes, or shall constitute when executed and delivered, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Public Sale or Distribution.  Such Buyer is acquiring the Series A Preferred Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Series A Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Series A Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement and the Registration Rights Agreement.  Such

Buyer is acquiring the Series A Preferred Stock hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Series A Preferred Stock.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.  Each Buyer acknowledges and agrees that a portion of the Series A Preferred Stock is being sold by the sellers to certain affiliates (including certain directors and officers) of the Sellers identified on Exhibit  D (the “UAM Affiliates”). Such Buyer, other than the UAM Affiliates, as of the date hereof and as of the Closing Date does not beneficially own, whether directly or indirectly, any shares of common stock of Parent.

(d)           Accredited Investor Status.  Such Buyer is under the Securities Act an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  The Buyer is not an entity formed for the sole purpose of acquiring the Series A Preferred Stock.

(e)           Reliance on Exemptions.  Such Buyer understands that the shares of Series A Preferred Stock are being offered and sold to it in reliance on exemptions from the registration requirements of U.S. federal and state securities laws and that the Sellers are relying in part upon the truth and accuracy of such Buyer’s representations and warranties and the compliance by such Buyer of such Buyer’s agreements set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the shares of Series A Preferred Stock from the Sellers.

(f)            No Governmental Review.  Such Buyer understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Stock or the fairness or suitability of an investment in the Series A Preferred Stock or has passed upon or endorsed the merits of the offering of the Series A Preferred Stock or an investment therein.

(g)           Transfer or Resale.  Such Buyer understands that: (i) neither the offer nor sale of the shares of Series A Preferred Stock have been and, except as provided for in the Registration Rights Agreement, will not be registered under the Securities Act or any state securities laws, and the Series A Preferred Stock may not be offered for sale, sold, assigned or transferred unless (A) the offer and sale thereof shall have subsequently been registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such shares of Series A Preferred Stock to be offered, sold, assigned or transferred may be offered, sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides the Company with reasonable assurance that such shares of Series A Preferred Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, or a successor rule thereto (collectively, the “Transfer Rules”) or (D) the shares of Series A Preferred Stock are sold to the Company; (ii) any sale of the Series A Preferred Stock made in reliance on the Transfer Rules may be made only in accordance with the terms of the Transfer Rules and further, if the Transfer Rules is not applicable, any resale of the Series A Preferred Stock may require compliance with the registration requirements of the Securities Act or some other exemption under the Securities Act; and (iii) none of the Company, the Sellers nor any other Person is under any obligation to register the offer or sale of the Series A Preferred Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except  to the extent set forth in the Registration Rights Agreement.

(h)           Legends.  Such Buyer understands that until such time as the same is no longer required under applicable requirements of the Securities Act and applicable state securities laws, the certificates representing the Series A Preferred Stock, and all certificates or other instruments issued in exchange therefor or in substitution thereof, or if held in book-entry form through a direct registration system as the case may be, the Series A Preferred Stock in such form, shall bear a customary legend referencing such restrictions on transferability, and the Company shall make a notation on its records and give instructions to the Transfer Agent of the Series A Preferred Stock in order to implement the restrictions on transfer set forth and described herein and therein.

(i)            No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer (if such Buyer is an entity) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)            Residency.  Such Buyer is a resident of that jurisdiction specified below its signature on the signature pages hereto.

(k)           No General Solicitation or Advertising.  Such Buyer acknowledges that the shares of Series A Preferred Stock were not offered to such Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Buyer was invited by any of the foregoing means of communications.

(l)            Brokers.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, the Sellers or any Subsidiary therefore for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

(m)          Filings.  If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Sellers, such Buyer shall execute, deliver and file and otherwise assist the Sellers in filing reports, questionnaires, undertakings and other documents with respect to the offer and sale of the Series A Preferred Stock.

(n)           U.S. Federal Taxation.

(i)            Such Buyer understands and acknowledges that the U.S. federal income tax consequences of ownership and disposition of the shares of Series A Preferred Stock are not free from doubt.  The Sellers advise each Buyer to seek advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Series A Preferred Stock from an independent tax adviser.  Each Buyer acknowledges that it has sought such independent tax advice as it has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to such Buyer, of owning and disposing of the Series A Preferred Stock.

(ii)           Any discussion of tax matters contained herein or in the Confidential Information Memorandum is not intended by the Sellers to be used, and it cannot be used or relied upon, by such Buyer or any other Person for the purpose of avoiding penalties that may be imposed under U.S. federal income tax law.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

The Sellers, jointly, represent and warrant to each of the Buyers as follows. For purposes of these representations and warranties, all references to the “Company,” as to any event, circumstances or period as of or prior to the effective time of the Merger, shall be deemed to also refer to and include the businesses conducted as part of the “Senior Managed Care-Medicare Advantage”, “Traditional Insurance” and “Corporate & Other” segments (each as more fully described in the filings made by the Company or Parent with the SEC on or after December 31, 2010 (the “SEC Filings”), other than the Medicare Part D business, of the Parent and its Subsidiaries (including the Company).

(a)           Organization and Qualification.  The Parent is duly incorporated and validly existing in good standing under the laws of the State of New York and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  Each of the Subsidiaries of Parent, including the Company, is duly incorporated or organized, as the case may be, and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, as applicable and has the requisite power and authority to own its properties and carry on its business as now being conducted, except as has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect (i) on the business, assets, results of operations, or financial condition of the Company and its Subsidiaries (to the extent of the business operations to be conducted, after the Merger, by the Company and its Subsidiaries) taken as a whole, or (ii) on the transactions contemplated by this Agreement or by the agreements and instruments to be entered into in connection herewith or (iii) on the authority or ability of the Sellers to perform their respective obligations under this Agreement.  “Subsidiary” of a Person means any and all corporations, partnerships, limited liability companies and other entities, whether incorporated or unincorporated, with respect to which such Person, directly or indirectly, owns securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

(b)           Authorization; Enforcement; Validity.  The Sellers have the requisite corporate power and authority to enter into and perform their respective obligations under this Agreement.  The Company has the requisite power and authority to enter into and perform its obligations under the Registration Rights Agreement.  The Sellers have the requisite power and authority to sell the Series A Preferred Stock in accordance with the terms hereof.  The execution and delivery of this Agreement by the Sellers has been duly authorized by the boards of directors of the Sellers, as required and the consummation by the Sellers of the transactions contemplated hereby, including, without limitation, the sale of the Series A Preferred Stock, has been duly authorized by the boards of directors of the Sellers, as required.  This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligations of the Sellers, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Registration Rights Agreement will as of the Closing Date be duly executed and delivered by the Company, and when executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Assignment and Assumption Agreement (as defined in Section 8(o)) will as of the Closing Date be duly authorized, executed and delivered by the Company, and when executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance and Resale of the Series A Preferred Stock.  The shares of Series A Preferred Stock have been duly and validly authorized by the Company and when issued by the Company on the Closing Date will be fully paid and non-assessable.  The shares of Series A Preferred Stock will be the only outstanding shares of the Series A Preferred Stock. A complete and accurate copy of the Certificate of Designation of the Series A Preferred is as set forth on Exhibit C attached hereto. On the Closing Date, delivery of the Series A Preferred Stock pursuant to this Agreement will pass good and valid title to such Series A Preferred Stock to the respective Buyers, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby (including, without limitation, the sale of the Series A Preferred Stock) and the execution, delivery and performance of the Registration Rights Agreement by the Company will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations, bylaws or other constituent documents of the Company or the Sellers or any of their respective Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller, the Company or any of their respective Subsidiaries is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”) applicable to the Sellers, the Company or any of their respective Subsidiaries or by which any property or asset of the Company or the Sellers or any of their respective Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), such as would not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  None of the Sellers or the Company is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of Sellers’ obligations under or contemplated by this Agreement (other than (w) any consent, authorization or order that has been duly obtained as of the date hereof, (x) any filing or registration that has been made as of the date hereof, (y) any filings which may be required to be made after the date hereof by the Company or the Sellers with the SEC, state securities administrators or the Principal Market, each of which shall be duly made as and when required and (z) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware.)

(f)            No General Solicitation; Agent’s Fees.  None of the Company, the Sellers or any of their respective Subsidiaries, or to the Sellers’ knowledge, any of their respective affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series A Preferred Stock. The Parent acknowledges that it has engaged the Agent in connection with the sale of the Series A Preferred Stock.  Other than the Agent, none of the Sellers or any of their respective Subsidiaries has engaged any other placement agent in connection with the sale of the Series A Preferred Stock, and no Person (other than the Agent) is entitled to any agent, financial advisory, finder’s or other fee arising from this transaction as a result of any agreement, arrangement or understanding entered into by or on behalf of the Sellers.

(g)           No Integrated Offering.  None of the Sellers, their respective Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer or sale of the Series A Preferred Stock under the Securities Act, whether through integration with prior offerings or otherwise, or cause the offer or sale of the Series A Preferred Stock to require approval of stockholders of the Sellers for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company or the Parent are listed or designated.

(h)           SEC Filings and Historical Financial Statements.  As of their respective filing dates, the SEC Filings complied in all material respects with the requirements of the Securities Act, the 1934 Act and the rules and regulations of the SEC promulgated thereunder, as applicable. None of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The SEC Filings, taken as a whole, do not as of the date hereof, and will not as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The consolidated audited financial statements contained in the SEC Filings were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) in effect as of the date thereof (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position, on a consolidated basis, of the Company and its Subsidiaries, or Parent and its Subsidiaries (as the case may be), as at the date thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for the period presented therein (except as may be indicated in the notes thereto). The unaudited pro forma consolidated financial data of the Company and the related notes thereto included in the SEC Filings and under the caption “Pro Forma Capitalization,” “Unaudited Pro Forma Consolidated Financial Data of the Company (Accounting Successor to UAM)” and elsewhere in the Confidential Information Memorandum present fairly the information contained therein in all material respects, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been presented on the bases described therein, and to the Company’s knowledge and belief,  assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(i)            Absence of Certain Changes.  Since December 31, 2010, other than as disclosed in the SEC Filings or the Confidential Information Memorandum, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

(j)            Transactions With Affiliates.  Except as set forth in or contemplated by this Agreement, the Confidential Information Memorandum or the SEC Filings, none of the officers, directors or employees of the Company, the Sellers or any of their respective Subsidiaries is presently a party to any material business transaction or relationship with the Company or any of its respective Subsidiaries (other than for ordinary course services as employees, officers or directors or severance arrangements).

(k)           Capitalization.  The table under the caption “Pro Forma Capitalization” in the Confidential Information Memorandum (including the footnotes thereto) sets forth, as of its date, (A) the historical cash and cash equivalents and capitalization of Parent and (B) the pro forma cash and cash equivalents and capitalization of the Company, after giving effect to the offer and sale of the Series A Preferred Stock and the transactions contemplated by the Merger Agreement.

(l)            Material Contracts.  Except as described in the Confidential Information Memorandum, the SEC Filings and except as could not reasonably be expected to have a Material Adverse Effect, all of the Company’s material contracts are in full force and effect and no defaults currently exist by the Company or any of its Subsidiaries and, to the knowledge of the Sellers, to any other Person party thereto.

(m)          Absence of Litigation.  Except as disclosed in the Confidential Information Memorandum and the SEC Filings, to the Sellers’ knowledge, there are no legal proceedings threatened against the Company, or its Subsidiaries that could reasonably be expected to result in, or has resulted in, a Material Adverse Effect.

(n)           Insurance.  The Company and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date.  All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or the Sellers provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets, except for such failures to maintain such insurance policies that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(o)           Employee Relations.  Except as set forth in the Confidential Information Memorandum or the SEC Filings, there is (a) no strike or work stoppage in existence or threatened involving the Company or its Subsidiaries, and (b) to the knowledge of the Sellers, no union representation question existing with respect to the employees of the Company or its Subsidiaries and, to the knowledge of the Sellers, no union organization activity that is taking place, except such as would not reasonably be expected to have a Material Adverse Effect.

(p)           Title.  The Company and its Subsidiaries have good title in fee simple to all owned real property and good title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects other than Permitted Liens, except for any such assets which have been sold or otherwise disposed of since December 31, 2010 or where the failure to have such good title has not had and would not reasonably be expected to have a Material Adverse Effect.  Each material lease or sublease or real property to which the Company or any of its Subsidiaries is a party or by which it is bound is a valid and binding agreement of the Company or its Subsidiary, as the case may be, and enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies..

(q)           Intellectual Property Rights Except to the extent that any of the following would not, individually or in the aggregate result in a Material Adverse Effect: the Company and each of the Subsidiaries exclusively own, free and clear of all liens, claims or encumbrances, or have the right to use pursuant to a valid and enforceable written license (other than computer software licenses), all Intellectual Property that is necessary in the conduct of their businesses as presently conducted; all Intellectual Property owned by the Company or any Subsidiary, is valid, subsisting and enforceable and (i) to the knowledge of the Sellers, the operation of the Company and each Subsidiary’s businesses, do not infringe or misappropriate any Intellectual Property rights or other rights of other Persons in respect of any asset or product which is material to the Company, and the Company is not, and none of the Subsidiaries are, aware of any facts which indicate a likelihood of any of the foregoing and (ii)  to the knowledge of the Sellers, no third party is currently infringing or misappropriating any of the Company’s or any of the Subsidiaries’ Intellectual Property rights.

(r)            Regulatory Matters.

(i)            The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not result, individually or in the aggregate, in a Material Adverse Effect. Each of the Company and its subsidiaries: (A) holds such permits, licenses, consents, exemptions, franchises, authorizations and other approvals from insurance departments and other governmental or regulatory authorities (each, an “Authorization”) (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states or other jurisdictions where it conducts business (the “Insurance Licenses”)), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business in the manner described in the Confidential Information Memorandum and the SEC Filings, except where the failure to have any Authorization or Insurance License or to make any such filing or notice would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (B) has fulfilled and performed all material obligations necessary to maintain such Authorizations and Insurance Licenses. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (A) each such Authorization and Insurance License is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and (B) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Sellers, the sale and delivery of the Series A Preferred Stock and the compliance by the Sellers with all of the provisions hereof and the consummation by the Sellers of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time of both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Authorization or Insurance License. Except as disclosed in the Confidential Information Memorandum and the SEC Filings, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company Subsidiary to its respective parent which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)           Neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(s)           Environmental Laws.  Except as described in the Confidential Information Memorandum and the SEC Filings, the Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all certificates, permits, authorities, licenses or other approvals (collectively, “Permits”) required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such Permit where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder.

(t)            Taxes.  All material tax returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), and all such tax returns are true, complete and correct in all material respects. The Company and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all material taxes due and owing (whether or not shown on any of the tax returns referred to in the preceding sentence). All deficiencies for material taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Filings.

(u)           Internal Controls.  Except as disclosed in the Confidential Information Memorandum and the SEC Filings, the Sellers are unaware of any material weakness in its internal control over financial reporting.

(v)           Investment Company Status.  The Company is not an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w)          Disclosure.  The Confidential Information Memorandum did not contain, as of its date, and does not contain as of the date hereof, and will not contain, as of the Closing Date, any untrue statement of a material fact, and as of such date did not omit as of its date, and the date hereof and will not, as of the Closing Date omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Sellers confirm that neither they nor, to their knowledge, any other Person acting on their behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  Each of the Sellers understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in the Series A Preferred Stock.  All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed.

(x)            ERISA Compliance.  The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is or, within the last six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status.

(y)           No Registration.  Assuming the accuracy of the representations and warranties and agreements of the Buyers contained in Section 2 and Section 8(o) hereof and the Buyers’ compliance with their agreements contained in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Series A Preferred Stock in the manner contemplated by this Agreement to register the offer or sale of any of the shares of Series A Preferred Stock under the Securities Act.

4.                                       COVENANTS.

(a)           Blue Sky.  The Sellers, on or before the Closing Date, shall take such action as they shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Series A Preferred Stock for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken upon Buyer’s request.  The Sellers shall, make all filings and reports as they reasonably determine are necessary relating to the offer and sale of the Series A Preferred Stock required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date; provided, however, none of the Sellers or the Company shall for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

(b)           Financial Information.  For so long as any shares of Series A Preferred Stock remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Sellers shall cause the Company, during the period in which it is not subject to Section 13 or 15(d) under the 1934 Act, to make available to each Buyer and any holder of the Series A Preferred Stock in connection with any sale thereof and any prospective purchaser of the Series A Preferred Stock and securities analysts, in each case upon reasonable request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(c)           Certain Fees and Expenses.  The Sellers shall pay all transfer agent fees, stamp or transfer taxes and other taxes (not including income or similar taxes) and duties levied in connection with the sale and issuance of the Series A Preferred Stock.  Except as otherwise expressly set forth in the this Agreement, each party to this Agreement shall bear its own fees and expenses in connection with the sale of the Series A Preferred Stock to the Buyers (including, without limitation, each party’s legal, accounting and other expenses).

(d)           Disclosure of Transactions.  Not later than two (2) business days following  the date of this Agreement, the Sellers, or the Company as the case may be, shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of the transactions contemplated by this Agreement and will make such other filings and notices in the manner and time required by the SEC.  Without the prior written consent of any applicable Buyer, none of the Company, the Sellers or any of their respective subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), as contemplated pursuant to the Registration Rights Agreement, or unless such disclosure is required  by law, regulation or the Principal Market.

(e)           General Solicitation.  Prior to the Closing Date, none the Sellers or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Sellers or such affiliate will solicit any offer to buy or offer or sell the Series A Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or on the Internet or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f)            Integration.  None of the Sellers or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Sellers or such affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Series A Preferred Stock in a manner which would require the registration under the Securities Act of the Series A Preferred Stock, and the Sellers shall take all action that is appropriate or necessary to ensure that the Company’s offerings of other securities will not be integrated with the Offering for purposes of the Securities Act.

(g)           Taxes.  Each Buyer shall deliver to the Parent a properly completed and duly executed applicable Internal Revenue Service Form W-8 or W-9 (or, in each case, a successor form) that establishes a complete exemption from United States withholding tax.  Each Buyer shall provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon.  The Sellers agree to pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Series A Preferred Stock or the sale thereof to the Buyers.

5.                                       CONDITIONS TO THE SELLERS’ OBLIGATION TO SELL.

The obligations of the Sellers hereunder are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Sellers and may be waived by the Sellers at any time in their sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed this Agreement and delivered the same to the Parent.

(b)           The Escrow Agent and the Closing Agent shall have executed and delivered the Escrow Agreement.

(c)           Such Buyer shall have delivered to the Escrow Agent the applicable Buyer’s Purchase Price and the Escrow Agent shall have delivered the aggregate Purchase Price to the Sellers for the Series A Preferred Stock being purchased by the Buyers at the Closing, in each case, by wire transfer of immediately available U.S. funds pursuant to the wire instructions and direction letter provided by the Sellers.

(d)           The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(e)           All of the conditions to the closing of the CVS Transaction set forth in the Merger Agreement shall have been satisfied, or waived, by the applicable parties thereto in accordance with the Merger Agreement on or prior to the Closing Date, except for those conditions that of necessity will be fulfilled at the time of closing of the CVS Transaction.

6.                                       CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Series A Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Parent with prior written notice thereof; provided, further that the obligation of any Buyer to purchase Series A Preferred Stock at the Closing shall not be conditioned upon any other Buyer purchasing Series A Preferred Stock at the Closing:

(a)           No injunction, restraining order or order of any nature by a governmental authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated hereby and thereby; and no stop order suspending the qualification or exemption from qualification of any of the shares of Series A Preferred Stock in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Sellers, be pending or contemplated as of the Closing Date.

(b)           The Buyers shall have received on the Closing Date:

(i)            a certificate, dated the Closing Date, executed by the Secretary of the Parent, certifying as to the (i) the resolutions consistent with Section 3(b), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing; and

(ii)           the opinion of Paul, Weiss, Rifkind, Wharton and Garrison LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit E attached hereto.

(c)           This Agreement shall have been executed and delivered by each of the Sellers, and such Buyer shall have received a fully executed copy of this Agreement with respect to such Buyer.

(d)           The Registration Rights Agreement shall have been executed and delivered by each of the parties thereto, and such Buyer shall have received a fully executed copy of the Registration Rights Agreement

(e)           The representations and warranties of the Sellers shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief  Executive Officer, Chief Financial Officer or Secretary of the Parent, dated as of the Closing Date, to the foregoing effect.

(f)            The Assignment and Assumption Agreement shall have been executed and delivered by each of the parties thereto, and such Buyer shall have received a fully executed copy of the Assignment and Assumption Agreement.

(g)           The Escrow Agreement shall have been executed and delivered by each of the parties thereto, and such Buyer shall have received a fully executed copy of the Escrow Agreement.

7.                                       TERMINATION.

In the event that the Closing shall not have occurred with respect to any Buyer on or before twenty (20) Business Days from the date hereof due to the Sellers’ or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this

Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8.                                       MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature or a signature in a PDF format transmitted electronically shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF signature transmitted electronically.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement  supersedes all other prior oral or written agreements between the Buyers, the Sellers, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Sellers or any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Sellers and the Buyers.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement or holders of the Series A Preferred Stock, as the case may be.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by email; or (iv) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and email addresses for such communications shall be:

if to the Sellers (prior to the Closing Date):

Universal American Corp.

Six International Drive

Suite 190

Rye Brook, New York 10573

Attention: Tony Wolk

Fax: (914) 934-2949

E-Mail Address:  twolk@universalamerican.com

with a copy (for informational purposes only) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John C. Kennedy, Esq.

                Tracey A. Zaccone, Esq.

Fax:  (212) 757-3990

E-Mail Address:  jkennedy@paulweiss.com

                            tzaccone@paulweiss.com

if to a Buyer, to its address and facsimile number set forth below such Buyer’s signature on the signature pages hereto or to an email address specified by such Buyer, with copies to such Buyer’s representatives set forth below such Buyer’s signature on the signature pages hereto;

or to such other address, facsimile number and/or  email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) electronically generated text of email containing the time and date of receipt or (D) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that except as contemplated by Section 8(o) and Section 8(h) hereof and the Assignment and Assumption Agreement, no party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

(h)           No Third Party Beneficiaries.  Except as set forth below, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Agent may rely upon the representations and warranties contained in Sections 2 and 3 hereof, and except that Section 8(o) shall inure to the benefit of the Agent, which shall be a third party beneficiary with respect thereto and except that the Company may rely upon the representations and warranties and agreements contained in Section 2 and Section 8(o) hereof and the Company shall be a third party beneficiary of the covenants and agreements of each party to this Agreement and from and after the Effective Time, the Company shall be entitled to enforce all rights of the Sellers under this Agreement.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)            Indemnification.  (i) In consideration of each Buyer’s execution and delivery of this Agreement and acquiring the Series A Preferred Stock hereunder and in addition to all of the Sellers’ other obligations under this Agreement, the Sellers, on a joint and several basis, shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), (the “Indemnified Liabilities”) to which any Indemnitee may become subject, under the Securities Act of 1933, the Exchange Act of 1934, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Confidential Information Memorandum (including any supplement thereto and any materials or information provided to the buyers by the Sellers in connection with the offer and sale of the Series A Preferred Stock), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action.  The obligations of the Sellers’ under this Section 8(j) to any Buyer (and to all Buyers collectively) shall not exceed the proceeds received by the Sellers’ from the sale of the Series A Preferred Stock to such Buyer. The indemnity agreement set forth in this Section 8(j) shall be in addition to any liabilities that the Sellers’ may otherwise have.

(ii) promptly after receipt by an indemnified party under this Section 8(j) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (i) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (i) above, except to the extent that it has been materially prejudiced by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(j) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)            Remedies.  Each Buyer and each holder of the Series A Preferred Stock shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Sellers recognize that in the event that they fail to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers.  The Sellers therefore agree that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)          Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer,

and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement.  Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Sellers acknowledge that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and none of the Sellers will assert any such claim with respect to such obligations or the transactions contemplated by this Agreement.  The Sellers acknowledge and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  Notwithstanding the foregoing, nothing in this Section 8(m) shall be construed to alter or affect the closing condition set forth in Section 5(a) hereof.

(n)           Survival.  Except as otherwise provided herein, unless this Agreement is terminated under Section 7, the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing. Each Buyer shall be responsible only for its own agreements and covenants hereunder.

(o)           Information and Exculpation.

(i)            Each Buyer (whether itself or through its advisors, if any), acknowledges and agrees it has been furnished with all materials relating to the business, properties, finances, prospects and operations of the Company and the Parent and all other materials relating to the offer and sale of the Series A Preferred Stock that have been requested by such Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation.  Such Buyer has sufficient knowledge and experience in investing in the securities of companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Series A Preferred Stock.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Sellers and the Company.  Such Buyer understands and acknowledges that (A) its investment in the Series A Preferred Stock involves a high degree of risk, (B) it may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time and (C) prior to making an investment in the Series A Preferred Stock, such Buyer has concluded that it is able to bear those risks for an indefinite period.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Stock.

(ii)           Each Buyer acknowledges that it is purchasing the Series A Preferred Stock based  on the results of its own due diligence investigation of the Company, including the representations and warranties being made by the Sellers in this Agreement, and that such Buyer and its advisors, if any, have had access to and opportunity to review the Confidential Information Memorandum and all the SEC Filings.

(iii)          Each Buyer acknowledges and agrees that it has not relied on any information or advice furnished by or on behalf of Jefferies & Company, Inc., as Placement Agent (the “Agent”), in connection with the offer and sale of the Series A Preferred Stock.  Such Buyer acknowledges that none of the Agent, its representatives or affiliates has made any independent investigation of the business or affairs of the Company and has undertaken no responsibility with respect to the accuracy or completeness of any information or materials furnished to such Buyer, including the Confidential Information Memorandum and the SEC Filings and has not made and is not making any representations or warranties with respect to the Company, the Sellers or the transactions contemplated hereby.  Such Buyer is not relying on and will not rely on any statements made by the Agent, orally or in writing, to the contrary.  Such Buyer further acknowledges that the Agent is not responsible for the success of its investment in the Series A Preferred Stock, and acknowledges that for such Buyers’ convenience it has requested Jefferies & Company, Inc. to act also as the Closing Agent in connection with the Offering, as further described in Section 8(p) below.  In light of the foregoing, to the fullest extent permitted by law, such Buyer releases Jefferies & Company, Inc., its employees, officers and affiliates, in its or their capacity as placement agent, Closing Agent or otherwise, from any liability with respect to such Buyer’s purchase of the Series A Preferred Stock or other participation in any of the transactions contemplated by this Agreement.

(iv)          Each Buyer understands and agrees that in connection with the CVS Transaction, immediately prior to the effective time of the Merger on the Closing Date  (the “Effective Time”) the Company shall, or shall cause one of its Subsidiaries to, pursuant to an assignment and assumption agreement dated as of such date (the “Assignment and Assumption Agreement”), unconditionally assume and undertake to pay, satisfy and discharge when due in accordance with their terms or retain and not transfer, as applicable, any and all obligations and liabilities relating to the sale of the Series A Preferred Stock, including all liabilities and obligations of the Sellers arising in connection with the Offering, this Agreement, the Confidential Information Memorandum, the Escrow Agreement and the transactions contemplated hereby and thereby, including, but not limited to all Indemnified Liabilities arising under Section 8(j) of this Agreement (Indemnification) or under the Escrow Agreement. From and after the Effective Time, none of the Sellers, any member of the Part D Group (as defined below) or any of their respective affiliates shall have any further liability or obligation to any Buyer or holder of Series A Preferred Stock, whether arising under this Agreement , the Escrow Agreement or otherwise, including in respect of any indemnification obligations, and each Buyer hereby agrees to look solely to the Company for the satisfaction of any all claims, liabilities or other obligations relating to the purchase and sale of the Series A Preferred Stock.  In light of the foregoing, to the fullest extent permitted by law, from and after the Effective Time, such Buyer hereby releases the Sellers, each member of the Part D Group and their respective affiliates from any liability or obligation with respect to the Series A Preferred Stock or other participation in any of the transactions contemplated by this Agreement, or the Confidential Information Memorandum, including in respect of any Indemnified Liabilities. For purposes of this Section 8(o), all references to the “Company,” as to any event, circumstances or period as of or following the Effective Time, shall be deemed to also refer to and include the businesses conducted as part of the “Senior Managed Care-Medicare Advantage,” “Traditional Insurance” and “Corporate & Other” segments, other than the Medicare Part D business (each as more fully described in the SEC Filings (as defined below)), of the Parent and its Subsidiaries and “Part D Group”  shall mean Parent, Pennsylvania Life Insurance Company, a Pennsylvania corporation and subsidiary of UAC Holding, UAC Holding and Member Health, LLC, a Delaware limited liability company and subsidiary of Parent.

(p)           Appointment of Closing Agent.  Each Buyer hereby requests and appoints Jefferies & Company, Inc. to act as sole and exclusive closing agent in connection with the Buyers’ purchase of the Series A Preferred Stock in the Offering. Each Buyer represents that it has reviewed the Escrow Agreement and understands the scope and limitations of the authority of the Closing

Agent thereunder, including the authority of the Closing Agent to direct the Escrow Agent to release such Buyer’s Purchase Price on the Closing Date in accordance with the Escrow Agreement under the circumstances specified in Section 4 of the Escrow Agreement.  Each Buyer expressly and irrevocably authorizes the Closing Agent to exercise such authority and to take such other action as may be necessary or desirable in effecting the foregoing or as provided in the Escrow Agreement.  The Closing Agent shall not waive any condition to Closing in Section 5 of this Agreement on behalf of any Buyer without such Buyer’s prior written consent; provided, however, that receipt by the Closing Agent of the Notice to Agent in the form attached as Exhibit C to the Escrow Agreement, duly executed (or purporting to be duly executed) and delivered by the Parent, shall constitute conclusive and irrevocable evidence to the Closing Agent that all of the Buyers’ conditions to Closing set forth in Section 6 hereof have been satisfied in full. Under no circumstances shall the Closing Agent have any liability whatsoever to any Buyer, or any other person, for authorizing the disbursement of such Buyer’s Purchase Price from the escrow account if the Closing Agent does so in accordance with Section 4 of the Escrow Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer, the Sellers and the Closing Agent have caused its respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

UNIVERSAL AMERICAN CORP.

By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: Executive Vice President

UAC HOLDING, INC.

By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: President

IN WITNESS WHEREOF, each Buyer, the Sellers and the Closing Agent have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

[BUYER]

By:
Name:
Title:

No. of Shares Being Purchased:

Aggregate Purchase Price:

Jurisdiction of Residency:

Notice to be sent to:

Attention:

Facsimile no.

with a copy to:

Attention:

Facsimile no.

IN WITNESS WHEREOF, each Buyer, the Sellers and the Closing Agent have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

Jefferies & Company, Inc.

By:	/s/ Mark Sahler
Name: Mark Sahler
Title: Managing Director